UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported): April 5, 2006



                                  MEDIACOM LLC
             (Exact name of Registrant as specified in its charter)


        New York                   333-57285-01                  06-1433421
(State of organization)        (Commission File No.)            (IRS Employer
                                                             Identification No.)

                              100 Crystal Run Road
                           Middletown, New York 10941
                    (Address of principal executive offices)


                  Registrant's telephone number: (845) 695-2600


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

     The disclosure set forth in Item 7.01 of this report concerning the unaudited data and other information of Mediacom LLC (the "Company") for the three months ended March 31, 2006 (including the paragraph stating that the information is preliminary in nature) is incorporated herein by reference.


Item 7.01. Regulation FD Disclosure.

Mediacom LLC Announces Preliminary Unaudited First Quarter 2006 Revenues and Customer Information

     The Company is providing the following unaudited and other information for the first quarter of 2006 because such information is being given to potential investors with respect to a proposed refinancing of certain existing senior secured term loan facilities for its operating subsidiaries.

     Since the first quarter of 2006 has only recently ended, the unaudited data and other information that follows is preliminary in nature and is based only upon what is available to the Company as of the date of this Form 8-K. Accordingly, this information is subject in all respects to the completion of disclosure controls and procedures required to finalize the Company's financial statements and other information for the reporting period, which will be included in the Company's Form 10-Q for the three months ended March 31, 2006. Investors should therefore exercise caution in relying on the unaudited data and other information contained herein and should not draw any inferences from this information regarding financial or operating data that is not discussed herein. There can be no assurance that the actual amounts ultimately filed in the Company's Form 10-Q for the three months ended March 31, 2006, will not be materially different than the amounts disclosed in this Form 8-K.

     Revenues for the three months ended March 31, 2006, are expected to be approximately $126.3 million, representing a 7.5% increase over the prior year period. The following table reflects selected subscriber and customer statistics for the periods presented:


                                                   March 31,          December 31,         March 31,
                                               ------------------  ------------------  ------------------
                                                      2006                2005                2005

Basic subscribers                                     650,200             650,000             673,500
Digital customers                                     207,400             205,000             175,500
Data customers                                        224,000             212,000             181,000
Phone customers                                        10,000               4,500                   -
                                               ------------------  ------------------  ------------------
Total Revenue Generating Units (RGU)                1,091,600           1,071,500           1,030,000
                                               ==================  ==================  ==================

Average monthly revenue per basic                      $64.78              $62.78              $58.09
   subscriber
Average monthly revenue per RGU                        $38.94              $38.56              $38.64


     Terms and definitions relating to the above information can be found in the Company's annual report on Form 10-K for the year ended December 31, 2005, filed with the Securities and Exchange Commission.

Forward Looking Statements

     Any statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify those forward-looking statements by words such as "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of those words and other comparable words. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from historical results or those the Company anticipates. Factors that could cause actual results to differ from those contained in the forward-looking statements include, but are not limited to: competition in the Company's video, high-speed Internet access and phone businesses; the Company's ability to achieve anticipated customer and revenue growth and to successfully introduce new products and services; increasing programming costs; changes in laws and regulations; the Company's ability to generate sufficient cash flow to meet its debt service obligations and to access capital to maintain financial flexibility; and the other risks and uncertainties described in the Company's annual report on Form 10-K for the year ended December 31, 2005 and the other reports and documents the Company files from time to time with the Securities and Exchange Commission. Statements included in this press release are based upon information known to the Company as of the date of this press release, and the Company assumes no obligation to (and expressly disclaims any such obligation to) publicly update or alter its forward-looking statements made in this press release, whether as a result of new information, future events or otherwise, except as otherwise required by applicable federal securities laws.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 5, 2006


                                      Mediacom LLC



                                      By: /s/ Mark E. Stephan
                                          ---------------------------------
                                           Mark E. Stephan
                                           Executive Vice President,
                                           Chief Financial Officer and
                                           Treasurer